SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  May 16, 2007

HOME EQUITY ASSET TRUST 2007-3
(Exact name of Issuing Entity as specified in its charter)
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of Depositor as specified in its charter)
DLJ MORTGAGE CAPITAL, INC.
(Exact name of Sponsor as specified in its charter)
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of Registrant as specified in its charter)
Delaware	333-140945-01	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eleven Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement dated as of April 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, Select Portfolio Servicing, Inc., as servicer and as special collections servicer, Clayton Fixed Income Services Inc, as credit risk manager and U.S. Bank National Association, as trustee (the “Pooling and Servicing Agreement”), in connection with the issuance by Home Equity Asset Trust 2007-3 of Home Equity Pass-Through Certificates, Series 2007-3.

Item 9.01.

Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

4.1

Pooling and Servicing Agreement

99.1

Interest Rate Swap Agreement, dated as of May 1, 2007 (including ISDA Master Agreement, schedule, Credit Support Annex and trade confirmation), each between Credit Suisse International and U.S. Bank National Association, not in its individual capacity, but solely in its capacity as trustee of the supplemental interest trust created under the Pooling and Servicing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:

/s/ Kevin Steele

Name:

Kevin Steele

Title:

Vice President

Dated:  May 16, 2007

Exhibit Index

Exhibit No.

4.1

Pooling and Servicing Agreement

99.1

Interest Rate Swap Agreement, dated as of May 1, 2007 (including ISDA Master Agreement, schedule, Credit Support Annex and trade confirmation), each between Credit Suisse International and U.S. Bank National Association, not in its individual capacity, but solely in its capacity as trustee of the supplemental interest trust created under the Pooling and Servicing Agreement.